Exhibit 99.1

FOR IMMEDIATE RELEASE:

TX Holdings Reports Second Quarter 2015 Results

ASHLAND, Kentucky – April 30, 2015 - TX Holdings, Inc. (OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for the second quarter of fiscal 2015. During the second quarter, revenues decreased due to overall lower sales demand and the company incurred a $82,122 net loss. Gross profit was $167,791 compared with $399,115 in the second quarter 2014.

Mr. Shrewsbury, the company’s CEO and Chairman, stated that “Although sales improved from the first quarter, they were lower than the similar quarter of last year. This disappointment was largely due to historically bad weather in our operational area and caused slow-downs in the mines, as well as our decision to sell some very slow moving inventory as scrap and to turn it into cash with more advantageous uses. As we announced in a prior press release, we have significantly increased our base of mines that we will be supplying, but it was not reflected in the last quarter and orders from these mines are just beginning.”

Financial Summary

Revenue for second quarter 2015 was $951,857, a decrease of $254,710 or 21.1% compared to 2014.

Cost of goods sold for the current quarter was $784,066 compared to $807,452 in 2014, a decrease of 2.9%.

Gross profit for the second quarter of 2015 was $167,791, and decreased as a percentage of revenue to 17.6% from 33.1% compared to 2014.

Net loss for second quarter of 2015 was $82,122 compared to a net profit in the same quarter of 2014 of $51,255.

Earnings (loss) per diluted share was $0.00 remaining unchanged from 2014.

Operating expenses decreased 34.5% as compared to the same quarter of fiscal 2014.  Other expenses in the second quarter 2015 were $27,802 compared to other net expense of $8,508 in 2014.

Cash used in operating activities for the six months ended March 31, 2015 was $214,872 as compared to $147,266 during the same period in 2014. The increase was a direct result of the $227,405 net cash used for operating activities by the company during the six months ended March 31, 2015. Cash flows provided by financing activities increased by $152,349 due to further drawdown under the company’s line of credit of $171,049.  At March 31, 2015, the company had cash and cash equivalents of $7,418, a decrease of $65,366 when compared to September 30, 2014. Accounts receivable increased 21.1% compared to year end due to slower payment by a major customer. To fund ongoing operations, the company continued to rely upon financing provided by its CEO, including a note and noninterest bearing advances aggregating approximately $2.02 million and a secured bank line of credit, of which $719,549 had been drawn upon at quarter end.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Forms10-Q, our Annual Report on Form 10-K and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement.  Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks.  Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury
Chairman and CEO
TX Holdings, Inc.
(606) 928-1131

TX HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2015 and September 30, 2014

	Unaudited
	March 31,	September 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$7,418	$72,784
Accounts receivable, net of allowance for doubtful accounts of $32,343 as of 3/31/15 and 9/30/14	608,196	502,617
Inventory	2,851,676	2,762,535
Commission advances	16,684	–
Note receivable-current	10,000	10,000
Other current assets	27,076	45,327
Total current assets	3,521,050	3,393,263

Property and equipment, net	71,473	72,530
Note receivable, less current portion	19,983	21,289
Other assets	500	–

Total Assets	$3,613,006	$3,487,082

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accrued liabilities	$626,757	$606,099
Accounts payable	1,234,878	1,054,556
Advances from stockholder/officer	24,637	43,337
Bank-line of credit	719,549	548,500
Total current liabilities	2,605,821	2,252,492

Note payable to a stockholder	2,000,000	2,000,000
Total Liabilities	4,605,821	4,252,492

Commitments and contingencies

Stockholders’ deficit:
Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares authorized, 48,053,084 shares issued and outstanding at March 31, 2015 and September 30, 2014	9,293,810	9,293,810
Additional paid-in capital	4,320,982	4,320,982
Accumulated deficit	(14,607,607)	(14,380,202)
Total stockholders’ deficit	(992,815)	(765,410)
Total Liabilities and Stockholders’ Deficit	$3,613,006	$3,487,082

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Unaudited
	THREE MONTHS ENDED		SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2015	2014	2015	2014

Revenue	$951,857	$1,206,567	$1,592,646	$2,104,447

Cost of goods sold	784,066	807,452	1,307,412	1,477,861

Gross profit	167,791	399,115	285,234	626,586

Operating expenses, except items shown
separately below:	136,326	121,290	289,911	229,611
Commission expense	65,361	162,822	105,934	270,315
Professional fees	18,034	53,000	58,310	112,227
Depreciation expense	2,390	2,240	5,206	4,740
Total operating expenses	222,111	339,352	459,361	616,893

Income (loss) from operations	(54,320)	59,763	(174,127)	9,693

Other income and (expense):
Gain on extinguishment of accounts payable	–	–	–	93,167
Gain on sale of property and equipment	–	10,807	–	10,807
Other income	6,381	–	12,553	–
Interest expense	(34,183)	(19,315)	(65,831)	(42,765)

Total other income and (expenses), net	(27,802)	(8,508)	(53,278)	61,209

Income (loss) before provision for income taxes	$(82,122)	$51,255	$(227,405)	$70,902

Provision for income taxes	–	21,015	–	29,070
Utilization of net operating loss carry forward	–	(21,015)	–	(29,070)

Net income (loss)	$(82,122)	$51,255	$(227,405)	$70,902

Net earnings (loss) per common share
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

Weighted average of common shares outstanding-
Basic	48,053,084	48,053,084	48,053,084	48,053,084
Diluted	48,053,084	48,053,084	48,053,084	48,203,084

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2015 and 2014

	(Unaudited)	(Unaudited)
	March 31,	March 31,
	2015	2014
Cash flows used in operating activities:
Net income (loss)	$(227,405)	$70,902
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	5,206	4,740
Gain on extinguishment of accounts payable	–	(93,167)
Gain on sale of property and equipment	–	(10,807)
Changes in operating assets and liabilities:
Accounts receivable	(105,579)	(327,016)
Inventory	(89,141)	(478,047)
Commission advances	(16,684)	3,546
Other current assets	18,251	(3,191)
Accrued liabilities	20,658	69,385
Accounts payable	180,322	604,189
Other assets	(500)	200
Stockholder/officer advances for operations	–	12,000
Net cash used in operating activities	(214,872)	(147,266)

Cash flows provided by (used in) investing activities:
Note receivable	1,306	2,866
Purchase of equipment	(4,149)	–
Proceeds received on sale of equipment	–	18,000
Net cash provided by (used in) investing activities	(2,843)	20,866

Cash flows provided by (used in) financing activities:
Proceeds from bank line of credit	171,049	–
Proceeds from stockholder/officer advances	17,300	6,950
Repayment of stockholder/officer advances	(36,000)	(55,000)
Net cash provided by (used in) financing activities	152,349	(48,050)

Decrease in cash and cash equivalents	(65,366)	(174,450)
Cash and cash equivalents at beginning of period	72,784	175,028

Cash and cash equivalents at end of period	$7,418	$578

Non-cash investing and financing activities:
Accrued interest exchanged for notes payable to a stockholder	–	$262,157
Advances from stockholder exchanged for notes payable to stockholder	$–	$385,846

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